Item 27. Exhibit (e)

MassMutual FINANCIAL GROUP

Multi-State Version

MassMutual Transitions Select^{SM}

Reset Form

Application Package

Annuity New Business Application package

- **Mail completed applications to:**

Regular Mail:
MassMutual Retirement Income Center Hub
P.O. Box 9067
Springfield, MA 01102-9067

Overnight Address:
MassMutual Retirement Income Center Hub
1295 State Street
Springfield, MA 01111-0001

- **Contact Numbers:**

Broker/Dealers –
(800) 262-1626
M-F 8am to 6pm EST

MassMutual Agent (CAS) –
(800)-234-5606
M-F 8am to 6pm EST

MASSMUTUAL AGENCY # ________________

BROKER DEALER FIRM NAME ____________________________

OWNER'S NAME ________________________

PLEASE REVIEW THE FOLLOWING INSTRUCTIONS:

ADDITIONAL INFORMATION SUBMITTED: (Check all that apply)

☐ Check in the amount of $__________

☐ Transfer/Rollover 1035 Exchange Request Form (F6628)

☐ State Replacement Form

☐ Other: ____________________________

☐ Other: ____________________________

☐ Other: ____________________________

IMPORTANT REMINDERS:

The following are guidelines for completing this package:

- Make checks payable to MassMutual.
- If electing any special programs, including Dollar Cost Averaging (DCA), Automatic Rebalancing, Interest Sweep, Systematic Withdrawal (SWP), or an Automatic Investment Plan (AIP), complete additional forms as applicable.
  - DCA / Interest Sweep Election – FR3001 (Not available if you elect an Asset Allocation Program.)
  - Systematic Withdrawal Program – FR1202 (Not available if you elect MassMutual Lifetime Income Protector^{SM}.)
  - Automatic Investment Plan – F6922
- If you are soliciting an internal replacement, refer to the MassMutual Exchange/Replacement Program Checklist, F9710, for required forms.
- **When a replacement is involved or if your state has adopted the NAIC Model Replacement Regulation, the appropriate state required replacement form must be signed and dated on, or prior to, the Application Date.**

SPECIAL INSTRUCTIONS:
Please include any special handling or processing instructions here.

____

____

____

Massachusetts Mutual Life Insurance Company
and affiliates, Springfield, MA 01111-0001

www.massmutual.com

FR1108 (04/14)

Individual Deferred Annuity Application

MassMutual FINANCIAL GROUP

Contract No. ___________.
(For Home Office Use Only.)

A. Contract Owner(s)

Complete this section for all cases.

➢ Contract Owner

Contract Owner must be the same as the Annuitant for all types of IRAs, except Custodial IRAs, and 403(b) plans. If Contract Owner is a corporation, we require a copy of the corporate resolution. If the Contract Owner or Beneficiary is a trust, we require a Certification of Trust Agreement (F6734).

1. Name ______________________.
(Individual – First, Middle, Last, Suffix / Corporation / Trust)
2. Contact Name ______________________.
(Corporate Officer / Trustee)
3. DOB / Date of Trust Agreement ____ / ____ / ____ ____.
(Month) (Day) (Year)
4. Social Security No./Tax ID No. __ __ __ __ __ __ __ __ __.
5. State of Residence ____ ____.
6. Gender: ☐ Male ☐ Female
7. Daytime Contact Number(__ __ __) __ __ __ - __ __ __ __.
8. E-mail ______________________.
(Optional)
9. Legal Address – PO Box not allowed (Street, Apt., City, State, Zip)
______________________.
______________________.
______________________.
10. Mailing Address (if different)
______________________.
______________________.
______________________.
11. Legal Status of Contract Owner (check one and complete applicable fill-in):
   - ☐ I am a U.S. person (U.S. Citizen or resident alien) and the Taxpayer Identification Number provided is my correct number and the Internal Revenue service has NOT notified me that I am subject to backup withholding.
   - ☐ I am NOT a U.S. person. I am a resident of: (country) ______________________.
   - ☐ This Contract will be owned by a U.S. Legal Entity (e.g. Corporation/Partnership/LLC/Trust); Business/Purpose of Entity: ______________________.

➢ Joint Contract Owner

Joint Contract Owners are not allowed on qualified contracts. Non-spousal Joint Contract Owners are not allowed on Odyssey and Passage contracts. If you name a Joint Contract Owner, both Contract Owners' signatures will be required for transactions.

12. Name ______________________.
(First, Middle, Last, Suffix)
13. DOB ____ / ____ / ____ ____.
(Month) (Day) (Year)
14. Social Security No./Tax ID No. __ __ __ __ __ __ __ __ __.
15. State of Residence ____ ____.
16. Gender: ☐ Male ☐ Female

Complete Items 17-20 only if different than Primary Contract Owner.

17. Daytime Contact Number (__ __ __) __ __ __ - __ __ __ __.
18. E-mail ______________________.
(Optional)
19. Legal Address – PO Box not allowed (Street, Apt., City, State, Zip)
______________________.
______________________.
______________________.
20. Mailing Address (if different)
______________________.
______________________.
______________________.

Complete Items 21-22 for all Joint Contract Owners.

21. Relationship to Contract Owner: ☐ Spouse ☐ Non-Spouse
22. Legal Status of Joint Contract Owner (check one and complete applicable fill-in):
   - ☐ I am a U.S. person (U.S. Citizen or resident alien) and the Taxpayer Identification Number provided is my correct number and the Internal Revenue service has NOT notified me that I am subject to backup withholding.
   - ☐ I am NOT a U.S. person. I am a resident of: (country) ______________________.
   - ☐ This Contract will be owned by a U.S. Legal Entity (e.g. Corporation/Partnership/LLC/Trust); Business/Purpose of Entity: ______________________.

APPDEF08 1 FR1108 (04/14)

Thank you for choosing MassMutual for your Annuity needs. We value your business.

B. Annuitant

Complete this section only if Annuitant is different than Contract Owner.

➢ Annuitant Information

1. Name ____.
(First, Middle, Last, Suffix)
2. DOB________ / ________ / ___ _______ ___.
(Month) (Day) (Year)
3. Social Security No./Tax ID No.___ ___ ___ ___ ___ ___ ___ ___ ___.
4. Gender: ☐ Male ☐ Female

5. Legal Address – PO Box not allowed (Street, Apt., City, State, Zip)
____.
____.
____.
6. Mailing Address (if different)
____.
____.
____.

C. Purchase Payment

Complete this section for all cases.

➢ Purchase Payment Submitted With Application

Amount Submitted with Application

$___ ___ ___ ___ ___ ___ ___ ___ ___ ___ ___ ___ ___.

Complete for IRA contributions only:

Tax Year ___ ___ ___ ___.

If no tax year is entered, the current calendar year will be used.

Transfers:

- Please estimate for transfers.
- All transfer amounts must be included.
- Complete Form F6628 for each transfer.

Estimated Amount of Transfers, if any:

$___ ___ ___ ___ ___ ___ ___ ___ ___ ___ ___ ___ .

D. Beneficiary Information

Complete this section for all cases.

- In the event no Beneficiary designation is on record with the Company, death benefit proceeds will be paid to the default Beneficiary under the terms of the Contract. The MassMutual Lifetime Payment Plus℠ Rider, where available, has specific Beneficiary requirements. You should review them carefully before completing this section.
- For the "% of Proceeds" column:
  - You may write in "*In Equal Shares*" as an alternative to using percentages.
  - If you do not write in percentages or "*In Equal Shares*," any death benefit proceeds will be distributed equally among the beneficiaries.
- If the Contract is jointly owned:
  - In the event of a death of a Joint Contract Owner any surviving Joint Contract Owner will be treated as the Primary Beneficiary.
  - To designate someone other than the Joint Contract Owner as Primary Beneficiary, a Change of Beneficiary form (F6455) must be submitted to the Company.
- For Custodial IRA Contracts, the Custodian Account must be designated as the sole Primary Beneficiary.
- To change the Beneficiary, a Contract Change form (F6455) must be submitted to the Company.

If the Beneficiary is a trust, we require a Certification of Trust Agreement (F6734).

APPDEF08 2 FR1108 (04/14)

Thank you for choosing MassMutual for your Annuity needs. We value your business.

D. Beneficiary Information (continued)

Complete this section for all cases.

The following beneficiary designations are irrevocable. ☐ **Yes** ☐ **No** (Default if neither box is checked)

Note: Any changes to an irrevocable beneficiary designation will require the signature of the irrevocable beneficiary.

Primary Beneficiary Name	Gender M/F	Date of Birth / Date of Trust Agreement	Social Security No. / Tax ID No.	Relationship to Contract Owner	% of Proceeds
Surviving Contract Owner if Jointly Owned					**100%**

Contingent Beneficiary Name		Date of Birth / Date of Trust Agreement	Social Security No. / Tax ID No.	Relationship to Contract Owner	% of Proceeds

E. Miscellaneous Instructions / Comments

F. Company Disclosures

- **The Application.** This is an application for an annuity Contract. The Application includes any amendments to it. The Application and any amendments to it become part of the Contract.
- **Changes and Corrections.** Any material change or correction of the Application may be shown on an Amendment of Application attached to the Contract. Acceptance of any contract issued shall, with the authorization of the Contract Owner, be an acceptance of any change or correction of the Application made by the Company.
- **Authority of Producers.** No producer can change the terms of this Application or any Contract issued by the Company. No producer can waive any of the Company's rights or requirements or extend the time for any payment.
- **Customer Identification.** To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who purchases a financial product. Therefore, this application asks for your name, address, date of birth and other information that will allow us to identify you. We may also ask to see your driver's license or other identifying documents. Similarly, we may ask for identifying information and/or documents for applications taken on behalf of an entity, rather than an individual (e.g., trusts, corporations). If you cannot provide the information or documentation we require, we may not be able to issue the contract for which you are applying.

APPDEF08 3 FR1108 (04/14)

Thank you for choosing MassMutual for your Annuity needs. We value your business.

 APPDEF08  4  FR1108 (04/14)  Thank you for choosing MassMutual for your Annuity needs. We value your business.  Non-Guaranteed. I understand that the Contract is not a bank or credit union deposit or obligation and is not FDIC or NCUA insured. I also understand that the Contract is not insured by any federal government agency and is not guaranteed by any bank or credit union.Deferred Annuity payments. Annuity payments to the payee will be deferred until your Contract matures (the Annuity Date). Your Contract will mature on the earlier of the Annuitant’s 100th birthday or the maximum date permitted under state law. You have the right to select an earlier Annuity Date. You may elect an Annuity Date of your choice by calling our Retirement Income Service Center at 1-800-272-2216.For Variable Annuity applicants.The Company will generally issue the contract and apply the purchase payment within 2 business days of receiving it at our Retirement Income Service Center or lockbox if the information you have provided is complete. If we do not receive all the information needed to issue the contract within 5 business days, we must either return your money or obtain your permission to keep it until we receive all of the necessary information.The Company reserves the right, upon 30 days advance notice to the Contract Owner, to limit allocations of Net Purchase Payments to the Fixed Account(s). Transfers from the Separate Account to the Fixed Account(s) may also be limited. The right to discontinue access to the Fixed Account(s) will only be exercised when the yield on investments will not support the statutory minimum interest rate, and will not be exercised in an unfairly discriminatory manner. Please refer to the prospectus for details of any limitations currently in effect.I understand that the annuity payments, any withdrawal value, and any death benefit that may be provided by the Contract, when based on the investment experience of the Separate Account, are variable and are not guaranteed as to dollar amount.By signing the application, I acknowledge that I have received a current prospectus for the Contract and I understand that the prospectus contains more detailed information about the Contract’s provisions.Rollover. By signing the application, I acknowledge that I have read the information pertaining to my right to make a direct rollover of eligible rollover distributions which I may receive and I waive my right to receive a reasonable time (at least 30 days’ notice) to consider my rollover distribution options.

MassMutual Transitions Select℠ Deferred Variable Annuity
Issued by Massachusetts Mutual Life Insurance Company
1295 State Street, Springfield, Massachusetts 01111-0001
Please refer to the prospectus for detailed information.

G. New Contract Plan Type

Complete this section for all cases.

➢ Qualified

- ☐ Traditional IRA
- ☐ Roth IRA
- ☐ SEP IRA
- ☐ Simple IRA

For Simple Plans, always provide:

Employer name ______________________.

Employer address ______________________.

Submit Form F6935 if one of the following Plan Types is selected:

- ☐ 401(k)*
- ☐ Keogh (HR10)*
- ☐ Money Purchase Pension Plan*
- ☐ Pension Plan*
- ☐ Profit Sharing Plan*
- ☐ Target Benefit Plan*
- ☐ Custodial IRA *Not available with MassMutual Lifetime Income Protector℠ with Joint Life Option.*

Submit Form FR1083 if the following is selected:

- ☐ Beneficiary/Inherited IRA*

* *Not available with MassMutual Lifetime Income Protector℠.*

➢ Non-Qualified

- ☐ Non-Qualified

Submit Form F6935 if the following Plan Type is selected:

- ☐ Deferred Compensation (Non-457) Plans

Not available with MassMutual Lifetime Income Protector℠ with Joint Life Option.

H. Source of Purchase Payment

Complete this section for all cases.
Check all options that apply.

Submit Transfer/Rollover/1035 Exchange Request Form F6628 if applicable.

- ☐ Personal Savings / Checking Account / Cash
- ☐ Traditional IRA
- ☐ Custodial IRA
- ☐ Roth IRA (date established: __ __/__ __/__ __ __ __)*
- ☐ SEP IRA
- ☐ SIMPLE IRA (date established: NC10028328 X1 __ __ __)*
- ☐ Spousal IRA
- ☐ Non-Qualified Contract
- ☐ CD/Mutual Fund
- ☐ TSA

**If the Roth IRA or SIMPLE IRA established date is not provided we will default to the current calendar year which may lead to adverse tax consequences.*

- ☐ Governmental 457 Deferred Compensation
- ☐ Keogh (HR10)
- ☐ Non-Qualified Deferred Compensation
- ☐ Personal Contribution
- ☐ Employer Contribution
- ☐ Qualified Employer Plan
  - 401(k)
  - Money Purchase Pension Plan
  - Pension Plan
  - Profit Sharing Plan
  - Target Benefit Plan
- ☐ Texas ORP
- ☐ Other ______________________.

I. Contingent Deferred Sales Charge (CDSC)

Complete this section for all cases.

- ☐ 7-Year (*Default option*)
- ☐ 9-Year (*Credit applies*)

4a FR1108 (04/14)
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J. Death Benefit Options

- The Contract automatically provides for the basic death benefit prior to oldest Contract Owner age 76, or you may select one of the two options below.
- **You must choose one of the following options if the oldest Contract Owner is age 76 or older.**

☐ Annual Ratchet Death Benefit *(Additional charge applies) Not available with MassMutual Lifetime Income Protector*SM*.*

☐ Contract Value Death Benefit *(Credit applies)*

K. Optional Features

- **The following optional features are available for an additional charge.**
- **They may only be selected at the time of application.**

Free Partial Withdrawal

☐ The Contract automatically provides a 10% Free Partial Withdrawal *(Default if no selection is made)*

☐ 10%/20% Free Partial Withdrawal *(Additional charge applies)*

☐ **Nursing Home Benefit**
Not available if the Contract Owner has resided in a Licensed Nursing Care Facility within two years prior to the Rider Effective Date.

Guaranteed Minimum Accumulation Benefit (GMAB) *Not available with MassMutual Lifetime Income Protector*SM*.*

☐ GMAB 10 Year Option
- The 10 Year GMAB not available if the oldest Contract Owner is age 90 or older.

☐ GMAB 20 Year Option
- The 20 Year GMAB not available if the oldest Contract Owner is age 80 or older.

MassMutual Lifetime Income ProtectorSM

- Not available with Annual Ratchet Death Benefit or GMAB.
- Minimum initial purchase payment is $25,000.
- Not available if the younger Covered Person is age 76 or above.
- Once elected, this rider cannot be cancelled.

☐ **Single Life Option**
- If your contract is individually owned, the Covered Person must be the Contract Owner.
- If the Contract Owner is a non-natural person, the Covered Person must be the Annuitant.
- If there are Joint Contract Owners, they must be spouses and sole primary beneficiaries. The Covered Person is the first named Contract Owner in section A number 1.

☐ **Joint Life Option**
- If your contract is individually owned, the Covered Person must be the Contract Owner. The second Covered Person must be the spouse of the Contract Owner and sole primary beneficiary.
- If the Contract Owner is a non-natural person, the Covered Person must be the annuitant. The second Covered Person must be the spouse of the annuitant and sole primary beneficiary.
- If there are Joint Contract Owners, the Covered Persons must be spouses, Joint Contract Owners and sole primary beneficiaries.

You should not elect the Lifetime Income Protector if you have a need to take withdrawals, including RMDs, before the income eligibility date because early withdrawals have a negative impact on the benefit.

Changes to Contract Owner, Annuitant or Beneficiary after the rider has been issued may have a negative impact on the benefit. Please see the prospectus for details.

4b FR1108 (04/14)
Thank you for choosing MassMutual for your Annuity needs. We value your business.

L. Fund Allocations

General Instructions

- If you have elected the Lifetime Income Protector or Guaranteed Minimum Accumulation Benefit (GMAB) you must allocate 100% of your initial purchase payment to an Asset Allocation Program. **Complete section 1a or 1b.**
- If you have not elected Lifetime Income Protector or GMAB **complete section 2.**
- Initial Allocations will automatically be set for future allocations.

1. Asset Allocation Programs (*Complete section 1a or 1b. Only available with Lifetime Income Protector or GMAB.)*

a. Custom Allocation Choice Select (*Only available with Lifetime Income Protector or GMAB.)*

- You must allocate purchase payments within the minimum and maximum parameters listed for the asset classes below.
- Rebalancing is required. Complete section 3. Default to quarterly rebalancing frequency if no selection is made.

.Initial Allocation	Fund Name (Fund Number)	Initial Allocation	Fund Name (Fund Number)
	***Fixed Income**: (40% to 60%)*		***Mid Cap Value & Growth**: (0% to 10%)*
___________%	MML Managed Bond (543)	___________%	MML Mid Cap Growth (558)
(40% to 60%)		___________%	MML Mid Cap Value (522)
	***Large Cap Value**: (20% to 25%)*	(0% to 10%)	
___________%	MML Equity (539)		***International/Global**: (0% to 10%)*
___________%	MML Equity Income (557)	___________%	MML American Funds® International (588)
___________%	MML Managed Volatility (542)	___________%	MML Global (533)
(20% to 25%)		___________%	Oppenheimer Global (549)
	Large Cap Blend & Growth*: (20% to 25%)*	(0% to 10%)	
___________%	MML American Funds® Growth (586)		
___________%	MML Equity Index (540)	**Total 100%**	
(20% to 25%)			

b. MML Asset Allocation Funds *(To invest in MML Allocation Funds if GMAB or Lifetime Income Protector have not been elected, please see section 2.)*

- All purchase payments must be applied to a single Asset Allocation Fund.

☐ MML Conservative Allocation (581G)

☐ MML Balanced Allocation (582H)

☐ MML Moderate Allocation (583I)

☐ MML American Funds® Core Allocation (587L)

   Initial Allocations (If Lifetime Income Protector or GMAB is not elected.)Use whole percentages only.You may allocate up to 50% to the Fixed Accounts.  Initial Allocation  Fund Name (Fund Number)  InitialAllocation Fund Name (Fund Number)   % % % % %  Fixed Accounts:The Fixed Account (509)3Yr Long Term Guarantee Fixed Account (513)1 5Yr Long Term Guarantee Fixed Account (514)1 7Yr Long Term Guarantee Fixed Account (515)1 10Yr LongTerm Guarantee Fixed Account (516)1  Small/Mid Cap Value: % MML Mid Cap Value (522) % MML Small Company Value (595) % MML Small/Mid Cap Value (562)Small/Mid Cap Blend & Growth: % MML Mid Cap Growth (558) % MML Small Cap Equity (545) % MML Small Cap Growth Equity (544) % Oppenheimer Discovery Mid Cap Growth (547)International/Global: % MML American Funds® International (588) % MML Foreign (559) % MML Global (533) % MML International Equity (596) % MML Strategic Emerging Markets (590) % Oppenheimer Global (549) % Oppenheimer International Growth (551)Specialty: % Invesco V.I. Global Health Care (529) % Invesco V.I. Technology (530) % Ivy Asset Strategy (519) % MML Managed Volatility (542) % Oppenheimer Diversified Alternatives (597) % PIMCO CommodityRealReturn® Strategy (579) % VY Clarion Global Real Estate (578)DCA Fixed Accounts: % 6 Month Fixed DCA Account (510)2% 12 Month Fixed DCA Account (511)2% 18 Month Fixed DCA Account (512)2 & 3Total 100%The 3, 5, 7, and 10 Year LongTerm Guarantee Fixed Accounts are not available in MO and WA.Complete form FR3001 to set up DCA program and choose DCA destination funds.The 18 month Fixed DCA Account is not available in WA.   % % % % % %  Asset Allocation:MML Conservative Allocation (581)MML Balanced Allocation (582) MML Moderate Allocation (583) MML Growth Allocation (584) MML Aggressive Allocation (585)MML American Funds® Core Allocation (587)     %  Short-Term/Stable Value:MML Money Market (580)     % % % % % %  Fixed Income:MML High Yield (599)MML Inflation-Protected and Income (563) MML Managed Bond (543)MML Short-Duration Bond (598) MML Total Return (PIMCO) (592)Oppenheimer Global Strategic Income (555)     % % % % %  Balanced & Large Cap Value:MML Blend (536)MML Equity (539)MML Equity Income (557)MML Fundamental Value (Wellington) (520) MML Income & Growth (BlackRock) (521)     % % % % % % % % % % %  Large Cap Blend & Growth: Fidelity® VIP Contrafund® (527) Invesco V.I. Diversified Dividend (528) MML American Funds® Growth (586) MML Blue Chip Growth (556)MML Equity Index (540)MML Focused Equity (Harris) (593)MML Fundamental Growth (Wellington) (591)MML Growth & Income (561) MML Large Cap Growth (526)Oppenheimer Capital Appreciation (548)Oppenheimer Main Street (552)    Automatic Rebalancing (Not available if you have completed section 1b.)Contract Value allocated to the Fixed Account is not eligible to participate in the Automatic Rebalancing Program. If The Fixed Account is elected submit form FR3000 to rebalance the value allocated to the variable funds.Select a Rebalancing Frequency:  Monthly*  Quarterly  Semi-Annually  Annually*Monthly is not available for Custom Allocation Choice Select.

Agreements and Signatures

Complete this section for all cases.

By signing below:

- I acknowledge that I understand how this annuity Contract fits within my overall financial needs and plan.
- I agree that: (a) the Company can hold my purchase payment until all requirements are met and the contract applied for is issued; (b) I understand that my money will be held in a non-interest bearing cash suspense account, and (c) I understand that if the contract applied for is not issued within 30 calendar days from the date the initial payment is received by the Company, my application will be withdrawn and the purchase payment will be returned to its original source.

Contract Owner's Replacement Questions

- Do you have any existing life insurance policies or annuity contracts? ☐ Yes ☐ No
- Are you considering discontinuing making premium payments, replacing, surrendering, forfeiting, assigning to the insurer, or otherwise terminating your existing policy or contract? ☐ Yes ☐ No
- Are you considering using funds from your existing policies or contracts to pay premiums due on the new policy or contract? (This includes taking withdrawals or loans and using these funds to pay premium(s) on a new policy or contract.) ☐ Yes ☐ No
- **Required replacement forms and information must be signed and submitted with this Application.**

Producer's Replacement Questions

- Does the Contract Owner have any existing life insurance policies or annuity contracts? ☐ Yes ☐ No
- Does the Contract Owner intend to replace, surrender, borrow against, sell or use any portion of an existing life insurance policy or annuity contract to finance any portion of the policy being applied for? ☐ Yes ☐ No
- **Required replacement forms and information must be signed and submitted with this Application.**

Fraud Notice:

- *GA, NE & VT*: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may be guilty of insurance fraud.
- *DC*: **WARNING:** It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and / or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.
- *KY*: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.
- *LA*: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.
- *ME*: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines, or denial of insurance benefit(s).
- *OK*: WARNING: Any person who knowingly, and with intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of a felony.
- *WA*: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines, and denial of insurance benefits.
- *All other states*: Any person who, with the intent to defraud or knowing that s/he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

I hereby represent that the information contained in this application is correct and true to the best of my knowledge and belief.

If this is a trust owned contract, the trustee should sign as Contract Owner and include "Trustee" following his/her signature.

X ______________________________
Signature of Contract Owner

X ______________________________
Signature of Joint Contract Owner *(required if there is a Joint Contract Owner)*

X ______________________________
Signature of Soliciting Producer Agency/Firm

X ______________________________
Signature of Annuitant (*only if different than Contract Owner)*

The following information must be completed for us to process this application:

____
City and State where signed by applicant Date Signed

APPDEF08 5 FR1108 (04/14)

Thank you for choosing MassMutual for your Annuity needs. We value your business.

Registered Representative's Statement

Must be submitted for all cases.

Broker/Dealer's Firm Name: ____.

Broker/Dealer's Firm Address: ____.

(MML Investors Services, LLC Reps Use Agency number)

➢ Compensation Information

Please complete the following information:

		Printed Name	Agency or Entity #	MassMutual ID #, Social Security #, or Tax ID #	% of Commission
1	Soliciting Registered Rep				
2	Registered Rep				
3	Registered Rep				
4	Registered Rep				
5	Registered Rep				
6	Registered Rep				
					Total 100%

Only the Soliciting (Servicing) Registered Representative will receive copies of the Quarterly Statements and other mailings related to this contract.

Please select one of the following commission options:

	Option A	Option B
Transitions Select	☐*	☐

* Default Option

➢ Certification and Signature

By signing below, I certify that:

- To the best of my knowledge and belief: (a) The statements in this Registered Representative Statement are true and correct; (b) Each question in the Application was asked of the proposed Owner(s) and Annuitant(s) and accurately recorded; and (c) The Contract applied for is consistent with the financial needs of the Owner(s) and/or Annuitant(s).
- To the best of my knowledge, information and belief, I am not aware of any suspicious or unusual activities, including but not limited to anti-money laundering (AML) "red flags" as described in my AML training or other materials, arising out of or in connection with the sale of this Contract.
- I believe this investment is suitable for the Owner's objectives. I have completed a separate suitability review and discussed all the features of the product being purchased with the Owner. I have provided a prospectus to the Owner.
- I am licensed to sell annuity contracts in the state where this Application is written and delivered,
- I certify that I am a Registered Representative.

X ____

Signature of Soliciting Producer Date Signed

Telephone # (________) ____________________.

Fax Number (________) ____________________.

____

Print Name

E-mail ____________________________________.

X ____

Signature of Supervisor (Registered Principal for variable sales) responsible for reviewing suitability.

____

Registered Principal's ID # (if applicable)

5a

FR1108 (04/14)

Thank you for choosing MassMutual for your Annuity needs. We value your business.